FOR IMMEDIATE RELEASE

CONTACT:
Nigel P. Hebborn
Executive Vice President
401-274-5658, ext. 714
www.nestor.com

NESTOR, INC. ANNOUNCES CLOSING OF PRIVATE OFFERING OF
COMMON SHARES RAISING $4.95 MILLION

CLARENCE A. DAVIS ACCEPTS APPOINTMENT AS PERMANENT CEO

PROVIDENCE, Rhode Island, July 27, 2007– Nestor, Inc. (NASDAQ: NEST) today announced it has sold 8,532,403 shares of its common stock at $0.5802 per share to several institutional and accredited investors in a private placement exempt from registration under the Securities Act of 1933 raising $4.95 million.

The proceeds will be used to provide the capital needed to complete design and installation of over 100 contracted approaches in backlog.  As of June 30, 2007, the Company had 247 installed red light approaches and its existing active contracts authorized the installation of up to an additional 207 approaches in backlog.

Assisting in the completion of this transaction, the Company’s Senior Secured Convertible Note holders agreed to waive conversion rate dilution provisions within their debt instruments.  Warrant exercise rates on certain outstanding warrants will decrease from $4.35 and $3.60 per common share to $3.49 and $2.93 per common share, respectively.

The Company is pleased to announce that Mr. Clarence A. Davis has agreed to join the Company as it Chief Executive Officer on a permanent basis.  Mr. Davis has served as the Interim CEO of the Company since May 2007 and as a Director of the Company since May 2006.  Details of Mr. Davis’ employment contract will be filed as part of a Form 8-K filing as soon as they have been finalized.  Beginning in 2004, Mr. Davis was appointed to a three-year term as part of a special oversight commission to the American Red Cross Liberty Fund and September 11 Recovery Oversight Commission. From 1998 to 2000, Mr. Davis served as Chief Financial Officer for the American Institute of Certified Public Accountants (AICPA) and from 2000 until 2005, Mr. Davis was the AICPA's Chief Operating Officer.  As COO of the AICPA, Mr. Davis managed all aspects of the organization's operations, including finance, administration, technology, program management and quality assurance.  Mr. Davis's career, which has spanned 40 years, includes a senior partnership at Spicer & Oppenheim, a national public accounting firm.

George Ball, the Company’s Chairman, said: “We believe that the combination of this financing, the Company’s improving operating results and Mr. Davis becoming Chief Executive Officer position the Company well for the future.”

The announcement of this placement of common shares as detailed in this press release shall not constitute an offer to sell or a solicitation of an offer to buy the shares of common stock. The shares of common stock have not been registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and state securities laws.  For more information, call (401) 274-5658 or visit www.nestor.com.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including:  market acceptance of our products, competition, patent protection of our technology, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC. Investors are advised to read Nestor's Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

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